Exhibit 99.1

PRESS RELEASE
CONTACT: David Foy Tel: (203) 453-1681

MICHAEL FRINQUELLI ELECTED TO WHITE MOUNTAINS’ BOARD
JOE STEINBERG RESIGNS FROM BOARD

HAMILTON, Bermuda, June 20, 2005 – The Board of Directors of White Mountains Insurance Group, Ltd. (NYSE: WTM) today elected A. Michael Frinquelli as a Director of the Company.

Mr. Frinquelli is a private investor who has significant experience in the insurance sector.  Until 2004, Mr. Frinquelli was a general partner of Renaissance Executive Partners, a hedge fund specializing in investments in the insurance industry, which he co-founded in April 1997.  Previously, he was a managing director at Merrill Lynch and a managing director at Salomon Brothers.  Mr. Frinquelli was on Institutional Investor Magazine’s “All American” team for insurance from 1979 to 1996.  He is a Chartered Financial Analyst, a member of the Association for Investment Management and Research, and former president of the Association of Insurance and Financial Analysts.  Mr. Frinquelli is a director of Primus Financial Products Inc.

CEO Ray Barrette said, “We are pleased to welcome Mike to our Board.  He is a knowledgeable director with over 30 years experience as an insurance industry financial analyst and will be a valuable addition to our Board.”

The Board of Directors also accepted the resignation of Joe Steinberg from the Board effective June 20, 2005.  Chairman George Gillespie said, “Joe has contributed considerable financial acumen and wisdom to our board considerations.  We will miss his candid counsel.”

ADDITIONAL INFORMATION

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s web site located at www.whitemountains.com.

Corporate Headquarters: White Mountains Insurance Group, Ltd. The Bank of Butterfield Building 42 Reid Street, Hamilton, HM 12, Bermuda Ph: 441-278-3160 • Fax: 441-278-3170	Executive Offices: White Mountains Insurance Group, Ltd. 80 South Main Street, Hanover, NH 03755 Ph: 603-640-2200 • Fax: 603-643-4592 www.whitemountains.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•                                          growth in book value per share or return on equity;

•                                          business strategy;

•                                          financial and operating targets or plans;

•                                          incurred losses and the adequacy of its loss and loss adjustment expense reserves;

•                                          projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                                          expansion and growth of its business and operations; and

•                                          future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform with its expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                                          claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                                          the continued availability of capital and financing;

•                                          general economic, market or business conditions;

•                                          business opportunities (or lack thereof) that may be presented to it and pursued;

•                                          competitive forces, including the conduct of other insurers and reinsurers;

•                                          changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients;

•                                          an economic downturn or other economic conditions adversely affecting its financial position;

•                                          loss reserves established subsequently proving to have been inadequate; and

•                                          other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.